                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)


        Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box: [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) [X] Definitive Proxy Statement [ ] Definitive Additional Materials [ ] Soliciting Material Pursuant to sec. 240.14a-11 (c) or sec. 240.14a-12


 ULTRAK, INC. (Name of Registrant as Specified in its Charter)
-------------


              (Name of Person(s) Filing Proxy Statement, if other than the ------------- Registrant)


         Payment of Filing Fee (Check the appropriate box): [X] No fee required. Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1. Title of each class of securities to which transaction
applies:
         ------------------

         2. Aggregate number of securities to which transaction
applies:
         ------------------

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4.       Proposed maximum aggregate value of transaction:
                                                                  -------------

         5.       Total fee paid:
                                 -----------

-------------------------------------------------------------------------------
        [ ] Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1 I (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (a)      Amount Previously Paid:

                  (b)      Form, Schedule or Registration Statement No.:

                  (c)      Filing Party:

                  (d)      Date Filed:

                                  ULTRAK, INC.
                             1301 WATERS RIDGE DRIVE
                             LEWISVILLE, TEXAS 75057

                          -----------------------------


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 30, 2001

                          -----------------------------



        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of Ultrak, Inc., a Delaware corporation (the "Company" or "Ultrak"), will be held at 1301 Waters Ridge Drive, Lewisville, Texas 75057 on November 30, 2001 at 9:00 a.m., central standard time, for the following purposes:


         (1) to approve the issuance of up to 293,879 shares of the Company's Common Stock in a private placement to Niklaus F. Zenger;

         (2) to approve the sale by George K. Broady of 195,351 shares of the Company's Series A 12% Cumulative Convertible Preferred Stock to Niklaus F. Zenger and the grant of voting control on 1,150,000 shares of the Company's Common Stock from George K. Broady to Niklaus F. Zenger for a period ending six months from the closing of such transaction; and

         (3) to transact such other business as may properly come before the Meeting or any adjournment thereof.

        The close of business on October 10, 2001 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof. For a period of at least ten days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting shall be open to the examination of any stockholder during ordinary business hours at the offices of the Company at 1301 Waters Ridge Drive, Lewisville, Texas 75057.

        Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

         STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,


/s/ CHRIS T. SHARNG


Chris T. Sharng
Senior Vice President, Chief Financial Officer & Secretary


Lewisville, Texas
November 19, 2001

                                  ULTRAK, INC.
                             1301 WATERS RIDGE DRIVE
                             LEWISVILLE, TEXAS 75057


                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 30, 2001



GENERAL


        This Proxy Statement and the accompanying proxy are first being mailed on or about November 19, 2001 to stockholders of Ultrak, Inc., a Delaware corporation (the "Company" or "Ultrak"), by the Company's Board of Directors to solicit proxies (the "Proxies") for use at the Special Meeting of Stockholders of the Company (the "Meeting") to be held at 1301 Waters Ridge Drive, Lewisville, Texas 75057 on November 30, 2001 at 9:00 a.m., central standard time, or at such other time and place to which the Meeting may be adjourned.


        The purpose of the Meeting is to consider and act upon (i) the proposed sale of 293,879 shares of the Company's Common Stock to Niklaus F. Zenger; (ii) a proposed sale by George K. Broady of 195,351 shares of the Company's Series A 12% Cumulative Convertible Preferred Stock to Niklaus F. Zenger and the grant of voting control on 1,150,000 shares of the Company's Common Stock by George K. Broady to Niklaus F. Zenger for a period ending six months from the closing of such transaction; and (iii) such other matters as may properly come before the Meeting or any adjournment thereof.

VOTING OF PROXY

        All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted "FOR" (i) the approval of the sale of up to 293,879 shares of the Company's Common Stock to Niklaus F. Zenger pursuant to the terms set forth in a Stock Purchase Agreement; (ii) the approval of the sale by George K. Broady of 195,351 shares of the Company's Series A 12% Cumulative Convertible Preferred Stock to Niklaus F. Zenger pursuant to a Share Purchase Agreement between George K. Broady and Niklaus F. Zenger and the grant of voting control on 1,150,000 shares of the Company's Common Stock from George K. Broady to Niklaus F. Zenger for a period ending six months from the closing of such transaction; and (iii) at the discretion of the Proxy holders with regard to any other matters that may properly come before the Meeting or any adjournment thereof. Where a stockholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly.

        The Proxy may be revoked at any time by providing written notice of such revocation to the person named as proxy, by voting in person at the Meeting or by giving a later Proxy.

SOLICITATION

        All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

RECORD DATE AND VOTING SECURITIES

        The record date for determining the stockholders entitled to vote at the Meeting is the close of business on October 10, 2001 (the "Record Date"), at which time the Company had issued and outstanding approximately 11,688,888 shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), and 195,351 shares of Series A 12% Cumulative Convertible Preferred Stock, par value $5.00 per share ("Series A Preferred Stock") (Common Stock and Series A Preferred Stock are sometimes collectively referred to herein as the "Voting Shares"). The Voting Shares constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

QUORUM AND VOTING

        The presence, in person or by Proxy, of the holders of Voting Shares holding a majority of the votes entitled to be cast is necessary to constitute a quorum at the Meeting. Each holder of shares of Common Stock is entitled to one vote and each holder of Series A Preferred Stock is entitled to 16.667 votes with respect to each matter to be voted on at the Meeting. A maximum of 14,944,803 votes may be cast at the Meeting. Assuming the presence of a quorum, the affirmative vote of at least a majority of the votes cast at the Meeting, in person or by Proxy, is required for the approval of each proposal. Abstentions will be included in vote totals and, as such, will have the same effect as a negative vote. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such proposal from the beneficial owners of such shares ("broker nonvotes"), such broker nonvotes will not be included in vote totals and, as such, will not be considered as votes cast.

                                  PROPOSAL ONE

  APPROVAL OF THE SALE OF UP TO 293,879 SHARES OF THE COMPANY'S COMMON STOCK TO
                               NIKLAUS F. ZENGER

        The Company is seeking stockholder approval as required by Nasdaq Marketplace Rule 4350(i)(1)(D)("NASDAQ Rule 4350(i)(1)(D)") which requires stockholder approval prior to the sale or issuance of securities equal to 20% or more of the common stock or voting power of the issuer prior to such issuance, where the sale price for the securities is less than the greater of the book or market value of the securities.

BACKGROUND

        At a meeting held after the close of business on September 25, 2001, the Company's Board of Directors (the "Board") authorized the sale of 2,337,700 shares (the "Initial Shares") of Common Stock to Niklaus F. Zenger, a Swiss citizen ("Zenger"), for a cash price of $1.90 per share or total cash consideration of $4,441,630.00. The closing price on September 25, 2001 was $1.55 per share. The book value per share on September 25, 2001 was slightly below $7.00 per share based on a book value per share of approximately $6.98 per share on September 30, 2001. On September 25, 2001, the Company had 11,688,888 shares of Common Stock issued and outstanding. A Stock Purchase Agreement was executed by the Company and Zenger. A copy of the Stock Purchase Agreement is attached to this proxy statement as Annex A. In addition, Section 4 of the Stock Purchase Agreement provides the Company an option (the "Option") to sell Zenger an additional 293,879 shares (the "Additional Shares") of Common Stock at $1.90 per share in cash, or aggregate consideration of $558,370.10. The Board had approved the issuance of the Additional Shares at the September 25, 2001 Board meeting. The Company exercised the Option on October 26, 2001. The Board approved the payment of a 5% placement fee, payable in cash and/or Common Stock, to an unaffiliated third party, in connection with the sale of the Initial Shares and the Additional Shares.

        Under NASDAQ Rule 4350(i)(1)(D), Ultrak must obtain stockholder approval prior to the sale of the Additional Shares to Zenger. Under NASDAQ Rule 4350(i)(1)(D), the Company could not issue Zenger more than 2,337,776 shares of Common Stock without stockholder approval. The Company could issue the Additional Shares to Zenger without obtaining stockholder approval, but the Company's NASDAQ listing would be jeopardized.

        The Company would like to issue the Additional Shares to Zenger because the gross proceeds to the Company would be $558,370.10. Even though the closing price of Common Stock was $2.10 on October 26, 2001, the Company believes it would be advantageous to secure the additional equity capital represented by the $558,370.10.

        Within the last 18 months, the Board actively sought opportunities that could result in the sale of the Company and engaged Lehman Brothers to assist the Company. The Company was ultimately not sold. Beginning in August 2001, the Company commenced preliminary discussions with Red Cube International AG ("Red Cube") and Zenger. Due to, among other things, increasing capital needs, the global economic slowdown, competition, and lack of profitability, the Board determined that the Company needed to raise additional capital and explored a variety of ways to obtain such additional capital. The Board determined that a private placement of shares of Common Stock in the amount of approximately $5,000,000 should be consummated quickly in order to provide the Company with necessary capital. After exploring numerous other investment options, the Board ultimately determined that a private placement of Common Stock to Red Cube or Zenger would be the most appropriate alternative. On September 27, 2001, the Stock Purchase Agreement between the Company and Zenger was executed.

        In connection with the sale of the Initial Shares, Zenger executed an Investment Letter in which he acknowledged, among other things, that the Initial Shares had not been registered pursuant to applicable securities laws and that the Initial Shares were subject to resale restrictions under Rule 144 of the Securities Act of 1933, as amended (the "1933 Act").

        The first proposal set forth in this proxy statement seeks stockholder approval of the sale of the Additional Shares to Zenger under NASDAQ Rule 4350(i)(1)(D). The Board has approved the issuance of the Initial Shares and the Additional Shares, pending approval by the Company's stockholders.

        The Initial Shares issued to Zenger are not entitled to vote on either proposal at the Meeting.

REASON FOR REQUEST FOR STOCKHOLDER APPROVAL

        The Company is seeking stockholder approval in order to comply with NASDAQ Rule 4350(i)(1)(D).

IMPACT OF THE ISSUANCE ON EXISTING STOCKHOLDERS

        In determining whether to vote in favor of this proposal, stockholders should consider that as a result of the issuance of the Additional Shares, the current stockholders will own a lesser percentage of the outstanding Common Stock. After the issuance of the Initial Shares, Zenger owns 16.67% of the Company's outstanding Common Stock. If the Additional Shares are issued to Zenger, his ownership of the outstanding Common Stock will increase to 18.38%. In addition, Zenger has entered into an agreement with George K. Broady to acquire all of the 195,351 shares of the Company's Series A 12% Cumulative Convertible Preferred Stock and to obtain the right to vote 1,150,000 shares of Common Stock owned by Mr. Broady for a period of time. See the description of the transaction between Messrs. Zenger and Broady set forth under proposal two below. If Zenger acquires the Additional Shares and consummates the transaction with Mr. Broady, then Zenger will control 40.04% of the outstanding votes for six months following the consummation of the Broady Private Transaction and thereafter control 33.5% of the votes. Although the Additional Shares are unregistered and subject to certain restrictions, including resale restrictions under Rule 144 under the 1933 Act, once those restrictions lapse, the Initial Shares and Additional Shares could be sold in the open market and depress the market price of the Common Stock.

CONSEQUENCES IF THE SALE OF THE ADDITIONAL SHARES ARE NOT APPROVED

        If the sale of the Additional Shares is not approved by the Company's stockholders, then the Company will not issue the Additional Shares to Zenger, and the Company will not receive $558,370.10 of gross proceeds from the sale of the Additional Shares. The receipt of the gross proceeds from the sale of the Additional Shares is not material to the financial condition of the Company, but the Company would prefer to have the additional cash cushion resulting from the sale of the Additional Shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE SALE OF THE ADDITIONAL SHARES TO ZENGER.


                                  PROPOSAL TWO

      APPROVAL OF THE SALE OF 195,351 SHARES OF SERIES A PREFERRED STOCK BY
        GEORGE K. BROADY TO NIKLAUS F. ZENGER AND THE GRANT BY BROADY TO
          ZENGER OF THE RIGHT TO VOTE 1,150,000 SHARES OF COMMON STOCK

        The Company is also seeking stockholder approval under NASDAQ Rule 4350(i)(1)(D) and Nasdaq Marketplace Rule 4350(i)(1)(B) ("NASDAQ Rule 4350(i)(1)(B)") in connection with the sale by George K. Broady ("Broady") of 195,351 shares of Series A Preferred Stock (the "Series A Preferred Shares") to Zenger and the grant by Broady to Zenger of the right to vote 1,150,000 shares of Common Stock owned by Broady for a period ending six months from the closing of the transaction (collectively, the "Broady Private Transaction"). Broady owns all of the Series A Preferred Shares. Nasdaq has advised the Company that Nasdaq believes that, solely for purposes of application of Nasdaq's rules, the Broady Private Transaction will be considered part of the same transaction in which the Company sold and issued the Initial Shares and the Additional Shares (if proposal one in this proxy statement is approved) to Zenger pursuant to the Stock Purchase Agreement. NASDAQ Rule 4350(i)(1)(B) requires stockholder approval of the issuance of securities by the Company that will result in a change of control of the Company. This proposal two seeks stockholder approval of the Broady Private Transaction.

BACKGROUND

        The Company believes that the presence of the significant voting stake represented by the Series A Preferred Shares has been an enticement to potential investors. Several other potential investors in the Company conditioned their proposal on acquiring the Series A Preferred Shares. As part of the Company's negotiations with Zenger, Broady was requested to sell the Series A Preferred Shares to Zenger. On October 23, 2001, Broady and Zenger executed a Share Purchase Agreement which contemplated the sale to Zenger by Broady of all of the Series A Preferred Shares. Pursuant to the Share Purchase Agreement, Zenger will also obtain the right to vote 1,150,000 shares of Common Stock owned by Broady for a period ending six months from the closing of the Broady Private Transaction. The Company is not a party to the Share Purchase Agreement.

        Pursuant to the Company's Certificate of Incorporation, the Series A Preferred Shares are convertible into 406,981 shares of Common Stock and each share of Series A Preferred Stock has 16.667 votes on all matters submitted to a vote of the Company's stockholders. Thus, the Series A Preferred

Shares represent 3,255,915 votes on all matters submitted to the Company's stockholders. If the Additional Shares are issued to Zenger and the Broady Private Transaction is consummated, then Zenger will control 40.04% of the total votes on any item submitted to the Company's stockholders.

REASON FOR REQUEST FOR STOCKHOLDER APPROVAL

        NASDAQ Rule 4350(i)(1)(D) requires stockholder approval prior to the issuance of securities in connection with a transaction (other than a public offering) involving the sale or issuance of common stock, or securities convertible into common stock, at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the issuer equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. The Company has been advised by Nasdaq that, for purposes of Nasdaq's rules, the Broady Private Transaction will be aggregated with the Company's sale and issuance of the Initial Shares and the Additional Shares to Zenger for purposes of NASDAQ Rule 4350(i)(1)(D). Accordingly, the proposed consummation of the Broady Private Transaction, when aggregated with the sale and issuance by the Company of the Initial Shares and the Additional Shares, would result in the sale or issuance of common stock, or securities convertible into common stock, at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the issuer exceeds 20% of the Common Stock or the voting power outstanding before the issuance

        Additionally, NASDAQ Rule 4350(i)(1)(B) requires stockholder approval of the issuance of securities by an issuer that will result in a change of control of the issuer. It is not certain that a change of control (whether for purposes of NASDAQ Rule 4350(i)(1)(B) or otherwise) is occurring as a result of the Broady Private Transaction because there is no concrete test to determine the amount of securities that the Company or an affiliate may sell to a person without triggering NASDAQ Rule 4350(i)(1)(B). If the Additional Shares are sold to Zenger and the Broady Private Transaction is consummated, then Zenger will control 40.04% of the Company's votes for six months following the consummation of the Broady Private Transaction and thereafter control 33.5% of the votes. Zenger did not receive any contractual right to a seat on the Board as part of the Stock Purchase Agreement covering the Initial Shares and the Additional Shares or as part of the Broady Private Transaction. Under rules promulgated by the Securities and Exchange Commission ("SEC"), the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. Even though NASDAQ Rule 4350(i)(1)(B) refers to an issuance of securities, the Company has been advised by Nasdaq that the Broady Private Transaction, when aggregated with the Company's sale and issuance of the Initial Shares and the Additional Shares to Zenger, would require stockholder approval. Therefore, the Company is seeking stockholder approval of the Broady Private Transaction in order to ensure compliance with NASDAQ Rule 4350(i)(1)(B) and NASDAQ Rule 4350(i)(1)(D).

        Stockholder approval of the Broady Private Transaction is not otherwise required as a matter of Delaware law or other applicable law or by the Company's Certificate of Incorporation or By-Laws.

        The Initial Shares issued to Zenger are not entitled to vote on either proposal at the Meeting.

IMPACT OF THE BROADY PRIVATE TRANSACTION SALE ON EXISTING STOCKHOLDERS

        In determining whether to vote for proposal two, stockholders should consider that if the Broady Private Transaction is consummated, Zenger will have increased voting rights in connection with all matters submitted to a vote by the Company's stockholders. The Series A Preferred Shares are convertible into 406,981 shares of Common Stock and are entitled to 3,255,915 votes on any matter submitted to the

Company's stockholders. Thus, following the consummation of the Broady Private Transaction, Zenger would control 40.04% of the Company's votes on any matter submitted to the Company's stockholders for six months following the consummation of the Broady Private Transaction and thereafter control 33.5% of the vote. Zenger does not have any contractual right to a seat on the Board of Directors of the Company following the closing of the Broady Private Transaction.

CONSEQUENCES IF THE BROADY PRIVATE TRANSACTION IS NOT APPROVED

        If the Company's stockholders do not approve the Broady Private Transaction, then Broady may nevertheless consummate the Broady Private Transaction. The Company does not have the ability to prevent the transfer of the Series A Preferred Shares from Broady to Zenger. Nasdaq has advised the Company that if Broady were to consummate the Broady Private Transaction without prior stockholder approval, then the Company's shares of Common Stock may be de-listed from Nasdaq. If this sale is not consummated, Zenger and his affiliates may be less likely to provide additional investment capital to the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE SALE OF 195,351 SERIES A PREFERRED SHARES BY GEORGE K. BROADY TO NIKLAUS
F. ZENGER AND THE GRANT BY BROADY TO ZENGER OF A PROXY TO VOTE 1,150,000 SHARES OF COMMON STOCK FOR A PERIOD ENDING SIX MONTHS FROM THE CLOSING OF SUCH TRANSACTION.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock and of the Company's Series A Preferred Stock as of October 10, 2001 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock or the outstanding shares of Series A Preferred Stock and their address,
(ii) each executive officer and director, and (iii) all executive officers and directors as a group.

                                                                                          Series A Preferred
                                                        Common Stock (1)                       Stock (1)
                                                        ----------------                  ------------------
                   Name                           Shares          Percentage          Shares           Percentage
                   ----                           ------          ----------          ------           ----------
     George K. Broady(2)                          1,875,784         15.91%             195,351            100.0%

     Dimensional Fund Advisors, Inc.(3)             875,300          7.43                   --               --

     Becker Capital Management, Inc.(4)             739,100          6.27                   --               --

     Franklin Resources, Inc.(5)                    297,400          2.52                   --               --

     George Vincent Broady(6)                       187,096          1.59                   --               --

     Bryan C. Tate(7)                                41,934             *                   --               --

     Peter D. Beare(8)                               12,400             *                   --               --

     Wendy S. Diddell(9)                              9,000             *                   --               --

     Chris T. Sharng                                  1,000             *                   --               --

     Ronald F. Harnisch                                  --            --                   --               --

     All current executive officers and           2,127,214         18.05              195,351            100.0%
     directors as a group
     (seven persons)(10)

--------------

* less than 1%

(1) Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares shown as beneficially owned.

(2) Includes 76,400 shares of Common Stock issuable upon exercise of stock options currently exercisable or exercisable within 60 days and 406,981 shares of Common Stock issuable upon conversion of shares of the Series A Preferred Stock owned by Mr. Broady. Mr. Broady owns all 195,351 outstanding shares of Series A Preferred Stock and each share of Series A Preferred Stock has 16.667 votes on all matters submitted to a vote of stockholders. Through his ownership of Common Stock and the Series A Preferred Stock, Mr. Broady controls approximately 31% of the Company's voting power. Mr. Broady's address is 1301 Waters Ridge Drive, Lewisville, Texas 75057.

(3) Dimensional Fund Advisors, Inc.'s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. All information regarding Dimensional Fund Advisors, Inc. is based on a Schedule 13G filed by such person with the Securities and Exchange Commission in February 2001.

(4) Becker Capital Management, Inc.'s address is 1211 SW Fifth Avenue, Suite 2185, Portland, Oregon 97204. All information regarding Becker Capital Management, Inc. is based on a Schedule 13G filed by such person with the Securities and Exchange Commission in January 2001.

(5) Franklin Resources, Inc.'s address is 777 Mariners Island Blvd., San Mateo, California 94404. All information regarding Franklin Resources, Inc. is based on a Schedule 13G filed by such person with the Securities and Exchange Commission in January 2001.

(6) Includes 105,000 shares held in trust by Cantrell Partners and 26,325 shares owned by Mr. Broady's wife.

(7) Includes 34,600 shares held by Digitel Corporation, a corporation of which Mr. Tate is a majority shareholder.

(8) Comprised of 12,400 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days held by Mr. Beare.

(9) Comprised of 9,000 shares issuable upon exercise of stock options currently exercisable or exercisable within 60 days held by Ms. Diddell.

(10) Includes shares owned and options to purchase an aggregate of 97,800 shares that are currently exercisable or exercisable within 60 days.

                                 OTHER BUSINESS

        The Board knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

                              STOCKHOLDER PROPOSALS

        Stockholders may submit proposals on matters appropriate for stockholder action at the next annual meeting of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 2002 Annual Meeting of Stockholders, such proposals must be received by the Company not later than January 3, 2002. Such proposals should be directed to Ultrak, Inc., 1301 Waters Ridge Drive, Lewisville, Texas 75057
Attention: Corporate Secretary.

                                      By Order of the Board of Directors,



                                      By:  /s/ CHRIS T. SHARNG
                                         --------------------------------------
                                         Chris T. Sharng
                                         Senior Vice President, Chief Financial
                                           Officer & Secretary


Lewisville, Texas

November 19, 2001

                                     ANNEX A


                            STOCK PURCHASE AGREEMENT


        THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated September 27, 2001, is between Ultrak, Inc., a Delaware corporation (the "Company"), and Niklaus Zenger ("Purchaser").

        RECITALS. The Company is a public company in the United States with certain of its Common Stock (the "Stock") registered with the United States Securities and Exchange Commission (the "SEC") and listed on the NASDAQ National Market System. At the closing of the transactions contemplated by this Agreement (the "Closing"), the Company desires to sell to Purchaser, and Purchaser desires to acquire from the Company, 2,337,700 authorized but unissued shares of the Stock (the "Purchased Shares") in exchange for $4,441,630.00 (the "Purchase Price"). Purchaser understands that the Purchased Shares have not been registered with the SEC and are not freely transferable.

        NOW THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

         1. PURCHASE. Subject to the terms hereof, on the Closing Date (as hereinafter defined), the Company shall sell and deliver to Purchaser, and Purchaser agrees to purchase from the Company, the Purchased Shares.

         2. PURCHASE PRICE. As consideration for the Purchased Shares, Purchaser shall pay the Company the Purchase Price at the Closing in immediately available funds.

         3. CLOSING. The Closing shall be held at the offices of the Company in Lewisville, Texas, at 10:00 a.m., local time, on the date hereof (the "Closing Date"). At the Closing, each party shall execute and deliver each document required to consummate this Agreement. The Company shall deliver a certificate or certificates representing the Purchased Shares.

         4. ADDITIONAL SHARES. The Company, at the Company's option, may elect, for thirty (30) days from the date hereof, to obtain all approvals necessary (including NASDAQ approval) to sell Purchaser up to an additional 293,879 shares of the Stock (the "Additional Shares") at a price per Additional Share of $1.90 payable in cash. All of Purchaser's representations herein shall apply to both the Purchased Shares and any Additional Shares.

         5. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to Purchaser that:

            (a) The Company is a corporation duly organized, validly existing, and in good standing under Delaware law. The Company has full corporate power and authority to perform this Agreement.

            (b) The execution, delivery, and performance by the Company of this Agreement has been duly authorized and approved by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and is the legal, valid, and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, subject to laws affecting generally the enforcement of creditors' rights and to general principles of equity.


                                ANNEX A - Page 1

            (c) The execution and deliver of this Agreement, and the consummation of the transactions contemplated by this Agreement, will not result in a breach or violation of, or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company or (ii) any agreement or instrument to which the Company is a party or by which the Company is bound.

            (d) Other than filings with the SEC and NASDAQ and the consent of the Company's lenders, no authorization, consent, approval, permit, or license of, or filing with, any governmental or public body or authority or any other person or entity is required to authorize, or is required in connection with the Company's execution, delivery, and performance of this Agreement.

            (e) The Company has furnished to Purchaser (i) the Company's annual report on Form 10-K for the year ended December 31, 2000, (ii) the Company's annual report to stockholders for the year ended December 31, 2000, (iii) the Company's definitive proxy statement for the June 1, 2001 annual meeting of the Company's stockholders, and (iv) the Company's Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 (collectively, the "SEC Filings"). The Company represents that all of the SEC Filings were timely filed and in accordance with the SEC's rules and regulations.

         6. REPRESENTATIONS OF PURCHASER. Purchaser hereby represents and warrants to the Company as follows:

            (a) Purchaser is an individual and in good standing under the laws of the Switzerland. Purchaser has all requisite power and authority to perform this Agreement.

            (b) The execution, delivery, and performance by Purchaser of this Agreement has been duly authorized and approved by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and is the legal, valid, and binding obligation of Purchaser, and is enforceable against Purchaser in accordance with its terms, subject to laws affecting generally the enforcement of creditors' rights and to general principles of equity.

            (c) The execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, will not result in a breach or violation of or constitute a default under or pursuant to (i) the [charter documents] [formation documents] of Purchaser or (ii) any agreement or instrument to which Purchaser is a party or by which Purchaser is bound.

            (d) Other than a filing with the SEC following the Closing, no authorization, consent, approval, permit, or license of, or filing with, any governmental or public body or authority or any other person or entity is required to authorize, or is required in connection with Purchaser's execution, delivery, and performance of this Agreement.

            (e) There are no claims for any broker or similar fees in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser or Purchaser's affiliates.

            (f) Purchaser hereby represents and warrants to, and covenants with, the Company that:

                  (i) Purchaser has reviewed the SEC Filings. The Company has given Purchaser the opportunity to review any of the Company's other filings with the SEC.

                  (ii) In connection with the issuance to Purchaser of the Purchased Shares, Purchaser hereby acknowledges and understands that the Purchased Shares have not been registered under the United States Securities Act of 1933, as amended (the "Federal Act"), the


                                ANNEX A - Page 2

         Texas Securities Act, as amended (the "Texas Act"), or any securities acts of any other state or country (the "Other Acts"), that the Purchased Shares are being issued to Purchaser in reliance upon one or more exemptions from registration contained in the Federal Act, the Texas Act, and the Other Acts, and that the Company's reliance on such exemptions is based in part upon the representations made herein by Purchaser.

                  (iii) Purchaser hereby represents to the Company that Purchaser is acquiring the Purchased Shares solely for Purchaser's own account for investment and not with a view to, or for offer or sale in connection with, the unregistered "distribution" of all or any part of the Purchased Shares within the meaning of the Federal Act. Purchaser represents that he has no current intention to sell, convey, dispose of, or otherwise distribute any interest in or risk related to the Purchased Shares. Purchaser acknowledges and agrees that this transaction has not been reviewed or approved by the SEC or any other governmental agency or department.

                  (iv) Purchaser hereby acknowledges that the provisions of Rule 144 promulgated under the Federal Act ("Rule 144") are not now available for the public resale of the Purchased Shares and that Purchaser has no right to have the Purchased Shares registered under the Federal Act to permit them to be resold. Purchaser also hereby acknowledges that, as a result of the foregoing, Purchaser must hold the Purchased Shares for at least one (1) year from issuance (unless subsequently registered prior to that time) assuming the entire risk of investment therein for that period of time, until and unless (A) the Purchased Shares are subsequently registered under the Federal Act, (B) the Purchased Shares may be sold under Rule 144, or (C) an exemption from registration is available at the time of resale of the Purchased Shares. Purchaser is aware of the provisions of Rule 144 which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for such shares, the availability of certain current public information about the issuer of such shares, the resale occurring not less than one year after acquisition, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)).

                  (v) Purchaser hereby represents to the Company that Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of investing in the Purchased Shares and that Purchaser is able to bear the economic risk, including a total loss, of such an investment. Purchaser understands and has fully considered for purposes of this investment the risks of this investment and that, because of the restrictions on transfer, it may not be possible for Purchaser to liquidate Purchaser's investment in the Purchased Shares in the case of emergency.

                  (vi) Purchaser acknowledges and agrees that Purchaser is acquiring the Purchased Shares without being offered or furnished any offering literature or prospectus other than the SEC Filings. Purchaser hereby acknowledges that Purchaser has had access to all information, which Purchaser considers necessary or advisable to enable Purchaser to make an informed decision concerning the acquisition of the Purchased Shares. Purchaser is acquiring the Purchased Shares based solely on Purchaser's review of the SEC Filings and Purchaser's investigation of, and satisfaction with, the Company's current and anticipated financial condition and assets and not based on any oral representations of any individual. Purchaser confirms that Purchaser and Purchaser's representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the business and prospects of the Company and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense


                                ANNEX A - Page 3
         and without breach of confidentiality obligations, necessary to verify the accuracy of the information set forth in the SEC Filings.

                  (vii) Purchaser understands that Purchaser must not, and Purchaser agrees that Purchaser will not, sell, transfer, assign, encumber, or otherwise dispose of the Purchased Shares or any interest therein, unless prior thereto Purchaser has delivered to the Company, and the Company has accepted as satisfactory, an opinion of experienced and competent counsel to the effect that such proposed sale, transfer, assignment, encumbrance, or disposition will not constitute or result in any violation of the Federal Act, the Texas Act, the Other Acts, or any other applicable statute relating to the disposition of securities.

                  (viii) Purchaser understands and agrees that there may be typed or otherwise printed on the certificates representing the Purchased Shares, and any other securities issued in respect of the Purchased Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, a legend referring to the foregoing restriction upon disposition, such legend to be substantially in the following form (in addition to any other legends required by applicable law):

              THE PURCHASED SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY APPLICABLE STATE LAW, AND SUCH PURCHASED SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH DISPOSITION SHALL THEN BE IN EFFECT OR UNLESS THE PERSON REQUESTING THE TRANSFER OF SUCH PURCHASED SHARES SHALL FURNISH, WITH RESPECT TO SUCH TRANSFER, AN OPINION OP COUNSEL (BOTH COUNSEL AND OPINION TO BE SATISFACTORY TO THE CORPORATION) TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT, OR DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE ACT OR ANY APPLICABLE STATE LAW.

                  (ix) Purchaser also understands that the Company's Transfer Agent, the keeper of the Company's stock transfer books and records, has been instructed not to transfer the Purchased Shares except upon the Company's instructions for one (1) year from issuance (and transfers during the second year after issuance must be in accordance with Rule 144) and that the Company will take such other steps as the Company deems necessary to prevent the transfer of the Purchased Shares in the absence of compliance with the foregoing restrictions.

                  (x) Purchaser represents to the Company that Purchaser is an "accredited investor" under Rule 501 of Regulation D of the Federal Act, and that the sale of the Purchased Shares to Purchaser is predicated, in part, on Regulation D, which addresses the limited sale of unregistered securities.

                  (xi) Purchaser acknowledges that Purchaser has received certain financial projections for the Company (the "Financial Projections"). Purchaser understands that there is no guarantee or assurance that the Company's operations will meet the Financial Projections. Purchaser further understands that the Financial Projections are subject to a number of factors, most of which are outside the Company's control. The Financial Projections involve risks and uncertainties and actual results may differ materially from the Financial Projections, Investor acknowledges that the Financial Projections should not be relied upon as indicative of the Company's future performance.


                                ANNEX A - Page 4

         7. NOTICES. All notices and communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by third party courier or overnight delivery service, or
(c) sent by telecopy (with receipt confirmed), to parties at the address set forth opposite their signature. Any such notice shall be deemed to have been given and received on (i) the date so delivered, if delivered personally, (ii) the next business day after delivery to such third party courier or overnight delivery service, if sent by third party courier or overnight delivery service for next day delivery, or (iii) the date of the confirmation, if sent by telecopy.

         8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements, communications, and arrangements, whether oral, written, or inferred, among the parties relating to the subject matter hereof. This Agreement may not be modified, in whole, or. in part, except by a written instrument executed by each party hereto.

         9. GOVERNING LAW. This Agreement shall be governed by Texas law without regard to the conflict of law principles thereof.

         10. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any current or future law, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         11. MISCELLANEOUS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and taxed signature pages to this Agreement shall be fully binding and enforceable without requiring the manually executed signature page(s) to this Agreement. Time is of the essence with respect to the time periods set forth or referred to in this Agreement. Except as otherwise set forth herein, all fees, costs, and expenses incurred in connection with the Transactions shall be paid by the party incurring such fees, costs, and expenses. No party to this Agreement may sell, transfer, assign, pledge, or hypothecate its rights, interests, or obligations under this Agreement without the consent of the other party. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the parties hereto and their respective successors and permitted assigns. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                        ULTRAK, INC.

Address:
1301 Waters Ridge Drive
Lewisville, Texas 75057
Telecopy No.
             -----------------------
Attn:
      ------------------------------

                                        By: /s/ Karen S. Austin
                                            ------------------------------------
                                        Its: Vice President - General Counsel
                                             -----------------------------------


                                ANNEX A - Page 5

                                        NIKLAUS ZENGER

Address

Mr. Niklaus Zenger, Rossliweg 12
CH-4538 Oberbipp, Switzerland
Telecopy No.
             -----------------------
Attn:
      ------------------------------
                                        By: /s/ Niklaus Zenger
                                            -----------------------------------
                                        Its:
                                             ----------------------------------


                                ANNEX A - Page 6

                                  ULTRAK, INC.
                                   PROXY CARD

The undersigned hereby (i) acknowledges receipt of the Notice of Special Meeting of Stockholders of Ultrak, Inc. (the "Company") to be held at 1301 Waters Ridge Drive, Lewisville, Texas 75057, on November 30, 2001, at 9:00 a.m., central standard time, and the Proxy Statement in connection therewith; and (ii) appoints Chris T. Sharng and Karen Austin, and each of them, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock and Preferred Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:

     (a) Proposal to approve the Company's sale of 293,879 shares of the Company's Common Stock to Niklaus F. Zenger.

          [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

     (b) Proposal to approve the sale by George K. Broady of 195,351 shares of the Company's Series A 12% Cumulative Convertible Preferred Stock to Niklaus F. Zenger and Mr. Broady's grant to Mr. Zenger of a proxy to vote 1,150,000 shares of Common Stock owned by Mr. Broady for a period ending six months from the closing of such transaction.

          [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

     (c) In the discretion of the Proxies on any other matter that may properly come before the Meeting or any adjournment thereof.

          [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

                  (Continued and to be signed on reverse side)

                          (Continued from other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

If more than one of the proxies named above shall be present in person or by substitute at the meeting or any adjournment thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the proxies hereby given.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such Common Stock and Preferred Stock and hereby ratifies and confirms all that the proxies, their substitutes or any of them may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                             Signature:
                                             -----------------------------------

                                             Printed Name:

 -------------------------------------------------------------------------------

                                             Dated:
                                                --------------------------------

    Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer.

    Please date, sign and mail this proxy card in the enclosed envelope. No postage is required.